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EXHIBIT 21

INTERNATIONAL BUSINESS MACHINES CORPORATION SUBSIDIARIES

Subsidiaries—as of December 31, 2009

Company Name	State or country of incorporation or organization	Voting percent owned directly or indirectly by registrant
IBM Argentina Sociedad Anonima	Argentina	100.00
IBM Australia Limited	Australia	100.00
IBM Oesterreich Internationale Bueromaschinen Gesellschaft m.b.H.	Austria	100.00
IBM Bahamas Limited	Bahamas	100.00
IBM Foreign Sales Corporation	Barbados	100.00
International Business Machines of Belgium sprl/buba	Belgium	100.00
WTC Insurance Corporation, Ltd.	Bermuda	100.00
IBM de Bolivia, S.A.	Bolivia	100.00
IBM Brasil—Industria, Maquinas e Servicos Limitada	Brazil	100.00
IBM Bulgaria Ltd.	Bulgaria	100.00
IBM Canada Limited—IBM Canada Limitee	Canada	100.00
IBM de Chile S.A.C.	Chile	100.00
IBM (China) Investment Company Limited	China (P.R.C.)	100.00
IBM de Colombia & C.I.A. S.C.A.	Colombia	100.00
IBM Business Transformation Center, S.r.l.	Costa Rica	100.00
IBM Croatia Ltd./IBM Hrvatska d.o.o.	Croatia	100.00
IBM Ceska Republika spol. s.r.o.	Czech Republic	100.00
IBM Danmark A/S	Denmark	100.00
IBM del Ecuador, C.A.	Ecuador	100.00
IBM Egypt Business Support Services	Egypt	100.00
IBM Eesti Osauhing (IBM Estonia Ou)	Estonia	100.00
Oy International Business Machines AB	Finland	100.00
Compagnie IBM France, S.A.S.	France	100.00
IBM Deutschland GmbH	Germany	100.00
International Business Machines Ghana Limited	Ghana	100.00
IBM Hellas Information Handling Systems S.A.	Greece	100.00
IBM China/Hong Kong Limited	Hong Kong	100.00
IBM Magyarorszagi Kft.	Hungary	100.00
IBM India Private Limited	India	100.00
PT IBM Indonesia	Indonesia	100.00
IBM Ireland Limited	Ireland	100.00
IBM Ireland Product Distribution Limited	Ireland	100.00
IBM Israel Limited	Israel	100.00
IBM Italia S.p.A.	Italy	100.00
IBM Japan, Ltd.	Japan	100.00
IBM East Africa Limited	Kenya	100.00
IBM Korea, Inc.	Korea (South)	100.00
Sabiedriba ar irobezotu atbildibu IBM Latvija	Latvia	100.00
IBM Lietuva	Lithuania	100.00
IBM Services Financial Sector Luxembourg Sarl	Luxembourg	100.00
IBM Malaysia Sdn. Bhd.	Malaysia	100.00
IBM Malta Limited	Malta	100.00
International Business Machines (Mauritius)	Mauritius	99.60
IBM de Mexico, S. de R.L.	Mexico	99.99	(A)
IBM Maroc	Morocco	100.00
IBM International Group B.V.	Netherlands	100.00

Company Name	State or country of incorporation or organization	Voting percent owned directly or indirectly by registrant
IBM International Holdings B.V.	Netherlands	100.00
IBM Nederland B.V.	Netherlands	100.00
IBM New Zealand Limited	New Zealand	100.00
International Business Machines West Africa Limited	Nigeria	100.00
International Business Machines AS	Norway	100.00
IBM del Peru, S.A.	Peru	100.00
IBM Philippines, Incorporated	Philippines	100.00
IBM Polska Sp.z.o.o.	Poland	100.00
Companhia IBM Portuguesa, S.A.	Portugal	100.00
IBM Romania Srl	Romania	100.00
IBM East Europe/Asia Ltd.	Russia	100.00
IBM—International Business Machines d.o.o., Belgrade	Serbia	100.00
IBM Singapore Pte. Ltd.	Singapore	100.00
IBM Slovensko spol s.r.o.	Slovak Republic	100.00
IBM Slovenija d.o.o.	Slovenia	100.00
IBM South Africa (Pty) Ltd.	South Africa	100.00
International Business Machines, S.A.	Spain	100.00
International Busines Machines Svenska A.B.	Sweden	100.00
IBM Schweiz AG—IBM Suisse SA—IBM Suizzera SA—IBM Switzerland Ltd.	Switzerland	100.00
IBM Taiwan Corporation	Taiwan	100.00
IBM Thailand Company Limited	Thailand	99.99	(A)
IBM Tunisie	Tunisia	100.00
IBM (International Business Machines) Turk Limited Sirketi	Turkey	100.00
IBM Ukraine	Ukraine	100.00
IBM Middle East FZ—LLC	United Arab Emirates	100.00
IBM United Kingdom Limited	United Kingdom	100.00
IBM del Uruguay, S.A.	Uruguay	100.00
IBM Capital Inc.	USA (Delaware)	100.00
IBM Credit LLC	USA (Delaware)	100.00
IBM International Group Capital LLC	USA (Delaware)	100.00
IBM International Foundation	USA (Delaware)	100.00
IBM World Trade Corporation	USA (Delaware)	100.00
IBM de Venezuela, S.A.	Venezuela	100.00
IBM Vietnam Company	Vietnam	100.00

(A)
Minor percentage held by other IBM shareholders subject to repurchase option.

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  EXHIBIT 21
INTERNATIONAL BUSINESS MACHINES CORPORATION SUBSIDIARIES